UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549




                                       FORM 8-K

                     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                             THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (Date of earliest event reported): December 16, 2002



                                   Denny's Corporation
                    (Exact name of registrant as specified in its charter)


        Delaware                     0-18051              13-3487402
--------------------                ---------          ----------------

State or other jurisdiction    (Commission File No.)   (I.R.S.Employer
of incorporation)                                      Identification No.)


 203 East Main Street, Spartanburg, SC                   29319-9966
-----------------------------------------                ----------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:      (864) 597-8000




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   Item 5. Other Events

   On December 16, 2002 Denny's Corporation announced that its operating subsidiaries, Denny's, Inc. and Denny's Realty , Inc., had entered into a new $125 million credit agreement to refinance the Company's prior credit facility which was scheduled to expire in January 2003. The new facility will mature on December 20, 2004 and is structured as a senior secured revolving credit facility of which up to $60 million is available for the issuance of letters of credit. The new facility, which is guaranteed by Denny's Corporation and its principal subsidiaries, is generally secured by liens on the same collateral that secured the prior facility as well as first-priority mortgages on 246 owned restaurant properties.

   For additional information regarding the new credit facility, see the Company's press release, dated December 16, 2002, attached to this current report as Exhibit 99.3.

   Item 7. Exhibits

         (c). Listed below are all the Exhibits filed as a part of this Current Report.

         Exhibit
         No.               Description
         ---               -----------

         99.1 Credit Agreement, dated as of December 16, 2002, among Denny's, Inc. and Denny's Realty, Inc., as borrowers, Denny's Corporation, Denny's Holdings, Inc. and DFO, Inc., as guarantors, the lenders named therein, JPMorgan Chase Bank, as administrative agent, Foothill Capital Corporation, as syndication agent and J.P. Morgan Securities Inc., as sole advisor, lead arranger and bookrunner.

         99.2 Guarantee and Collateral Agreement , dated as of December 16, 2002, among Denny's Corporation, Denny's Holdings, Inc. Denny's, Inc., Denny's Realty, Inc., each other subsidiary loan party referenced therein, and JPMorgan Chase, as collateral agent.

         99.3              Press Release of Denny's Corporation dated December
                           16, 2002.

                                       SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DENNY'S CORPORATION


Date:    December 19, 2002              By:       /s/ Rhonda J. Parish
                                                  --------------------
                                                  Rhonda J. Parish
                                                  Executive Vice President,
                                                  General Counsel and Secretary